Exhibit 10.27.1

FIRST AMENDMENT TO LOAN AGREEMENT

    This First Amendment to Loan Agreement (“Amendment”) is made as of the 13 day of December, 2001 by and among Strategic Diagnostics Inc., a Delaware corporation (“Borrower”) and PNC Bank, Delaware (“Bank”).

BACKGROUND

    A.   Borrower and Bank are parties to a certain Loan Agreement dated as of May 5,2000, as may hereafter be modified and amended from time to time (“Loan Agreement”) pursuant to which Borrower established certain financing arrangements with Bank. The Loan Agreement and all instruments, documents and agreements executed in connection therewith, or related thereto are referred to herein collectively as the “Loan Documents”. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Documents.

    B.    Borrower has requested and Bank has agreed to amend the terms and conditions of the Loan Documents pursuant to the terms and conditions of this Amendment

    NOW, THEREFORE, with the foregoing Background incorporated by reference and made a part hereof and intending to be legally bound, the patties agree as follows:

    1.     Term Loan B.

        a.    Upon the effectiveness of this Amendment, Bank agrees, for so long as no Event of Default or event which, with the giving of notice or passage of time or both, would constitute an Event of Default has occurred and is continuing, to make advances of up to a maximum aggregate principal amount for all such advances equal to $1,500,000 to Borrower (collectively, “Term Loan B”) from time to time (no more than one time per calendar month), as requested by Borrower, prior to the earlier of (i) August 13, 2002; (ii) the aggregate amount of advances under Term Loan B equaling $1,500,000; or (iii) the completion of the Project (“Conversion Date”). After the Conversion Date, Borrower shall not request and Bank shall not make any additional advances under Term Loan B. Proceeds of advances under Term Loan B shall be used solely to pay (or reimburse sums already paid by Borrower) for the costs of construction of two buildings, and for Equipment Expenditures in Windham ‘County, Maine (collectively, “Project”). To the extent payments are made from time to time on Term Loan B, such amounts may not be reborrowed. No advance under Term Loan B shall exceed one hundred percent (100%) of the Invoice Price (as defined below) of such buildings or Equipment Expenditure (as defined below).

        b.    At the Conversion Date, the unpaid principal balance of Term Loan B shall be payable in accordance with the provisions of Section l(c) hereof; provided that, the entire principal amount of Term Loan B, along with all accrued but unpaid interest, fees, costs and Expenses, shall be repaid on or before the earlier of: (i) eighty four (84) months after the Conversion Date, (ii) the Expiration Date, or (iii) the termination of the Loan Agreement (the “Term Loan B Maturity Date”). Borrower shall execute and deliver a promissory note to Bank in the principal face amount of $1,500,000 (as may be amended, modified or replaced from time to time, “Term Note B”). Term Note B shall evidence Borrower’s absolute and unconditional obligation to repay Term Loan B to Bank, and Term Note B is hereby deemed incorporated herein by reference and made a part hereof. At the Conversion Date, Borrower shall execute and deliver to Bank an amended and restated Term Note B in the aggregate outstanding amount of all advances made under Term Loan B (in form and substance satisfactory to Bank). The term “Loan” contained in the Loan Agreement is hereby amended to include for all purposes, Term Loan B and the term “Loan Documents” contained in the Loan Agreement, is hereby amended to include for all purposes this Amendment, the Term Note B, and any other instrument, document or agreement executed in connection herewith.

         c.    After the Conversion Date, Term Loan B shall be payable in eighty four (84) consecutive monthly installments comprised of eighty three (83) equal consecutive monthly installments of principal in an amount to be determined as of the Conversion Date plus accrued interest, commencing on first day of the first full calendar month following the Conversation Date and continuing on the first day of each calendar month thereafter with a final eighty fourth (84th) payment of all outstanding principal and accrued but unpaid interest, fees, costs and expenses due and payable on or before Term Loan B Maturity Date. Prior to the Conversion Date, Borrower shall pay interest only on the outstanding principal balance of Term Loan B on the first day of each calendar month commencing on the first day of the full calendar month following the initial advance of Term Loan B.

         d.    Not later than 11:00 A.M. (Eastern Time) two (2) business days prior to each request for an advance under Term Loan B, Borrower will deliver to Bank a copy of the manufacturer’s, and/or vendor’s and/or, contractor’s invoice for the construction costs or Equipment Expenditures (as applicable), in form and substance satisfactory to Bank (“Invoice”). A request for advance under Term Loan B made by telephone must be promptly confirmed in writing by such method as Bank may require. Borrower authorizes Bank to accept telephonic requests for advances, and Bank shall be entitled to rely upon the authority of any person providing such instructions. Borrower hereby indemnifies and holds Bank harmless from and against any and all damages, losses, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) which may arise or be created by the acceptance of such telephone requests or making such advances, except to the extent attributable to the gross negligence or wilful misconduct of Bank. Bank will enter on its books and records, which entry when made will be presumed correct, the date and amount of each advance, as well as the date and amount of each payment made by Borrower,

         e.    For purposes hereof, “Equipment Expenditures” shall mean expenditures made or liabilities incurred for the acquisition of any equipment, fixed assets or leasehold improvements which have a useful life of more than one (1) year. For purposes hereof, “Invoice Price” means the price set forth on the manufacturer’s and/or vendor’s and/or contractor’s invoice for construction costs or the related equipment, fixed asset or leasehold improvement (which price shall exclude any and all associated soft costs and any and all associated costs or expenses incurred for delivery and installation of the equipment).

    2.   Amendment. Section 1.2 of the Loan Agreement is hereby amended and restated in its entirety as follows:

1.2. Interest Rates. The Loan will accrue interest at rates equal to the one month LIBOR (as defined in the Note) plus the Applicable Margin. The “Applicable Margin” for the Loan will be based upon the ratio of Funded Debt to EBITDA (as such terms are defined on the Addendum attached hereto) as measured on a rolling four quarter basis, as set forth on the Addendum attached hereto. Adjustments, if any, to the Applicable Margin will be made on the first day of the month immediately following Bank’s receipt of Borrower’s quarterly compliance certificate, provided, however, no downward rate adjustment will be permitted upon the occurrence and continuance of an Event of Default In the event Borrower fails to timely deliver such quarterly compliance certificate, the Applicable Margin shall be the highest Applicable Margin set forth below until delivery of such compliance certificate.

Ratio of Funded Debt to EBITDA	Applicable Margin Line of Credit	Applicable Margin Term Loan & Term Loan B

≥ 3.0:1	275 basis points	300 basis points
< 3.0 ≥ 2.75	250 basis points	275 basis points
< 2.75 ≥ 2.50	225 basis points	250 basis points
< 2.50 ≥ 2.25	200 basis points	225 basis points
< 2.25	175 basis points	200 basis points

To protect against fluctuations in a floating rate of interest for the Term Loan and Term Loan B, Borrower at its option may enter into an interest rate protection agreement with PNC Bank, National Association which conforms to current ISDA standards and which is otherwise in form and content reasonably satisfactory to Bank.

    3.   Representations and Warranties. Borrower represents and warrants to Bank that:

       a.    All warranties and representations made to Bank under the Loan Agreement and the Loan Documents are true and correct as to the date hereof.

       b.    The execution and delivery by Borrower of this Amendment, the Note, the Mortgage and all other documents, instruments, and agreements executed in connection with this Amendment and the performance by it of the transactions herein and therein contemplated (i) are and will be within its powers, (ii) have been authorized by all necessary organizational action, and (iii) are not and will not be in contravention of any order of any court or other agency of government, of law or any other indenture, agreement or undertaking to which Borrower is a party or by which the property of Borrower is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of Borrower.

       c.    This Amendment, the Note, the Mortgage and all other documents, instruments and agreements executed in connection with this Amendment and any assignment, instrument, document, or agreement executed and delivered in connection herewith, will be valid, binding and enforceable in accordance with its respective terms.

      d.    No Event of Default or event which, with the giving of notice or passage of time, or both, constitutes an Event of Default has occurred and is continuing under the Loan Agreement or any of the other Loan Documents.

    4.   Effectiveness Conditions. This Amendment shall be effective upon completion of the following conditions precedent (all documents to be in form and substance satisfactory to Bank and Bank’s counsel):

      a.          Execution and delivery by Borrower to Bank of this Amendment;

      b.          Execution and delivery by Borrower to Lender of the Term Note B (“Note”);

      c.          Execution and delivery by Borrower to Lender of the Mortgage on the Windham County, Maine property (“Mortgage”);

      d.          Delivery of certified copies of (i) resolutions of Borrower’s board of directors authorizing the execution of this Amendment, the Note, the Mortgage and all other documents, instruments and agreements executed in connection with this Amendment and the transactions contemplated herein, (ii) good standing certificates for Borrower in Borrower’s state of organization and each location Borrower is conducting business;

      e.          No Event of Default or event which, the with giving of notice or passage of time, or both, constitutes an Event of Default shall have occurred and be continuing under the Loan Documents;

      f.          Payment of all costs, fees and expenses of Bank (including attorneys’ fee) in connection with this Amendment and the transaction contemplated hereby); and

      g.          Execution and/or delivery of all agreements, instruments and documents requested by Bank to effectuate and implement the terms hereof and the Loan Documents.

    5.   Confirmation of Indebtedness. Borrower hereby acknowledges and confirms that as of the close of business on November 13, 2001, Borrower is indebted to Bank, without defense, setoff, claim or counterclaim under the Loan Documents, in the aggregate principal amount of $6,559,093.19 (consisting of $5,000,000.00 with respect to the Line of Credit and $1,559,093.19 with respect to the Term Loan), plus all fees, costs and expenses (including attorneys’ fees) incurred to date in connection with the Loan Documents.

    6.   Ratification of Loan Documents. Except as expressly set forth herein, all of the terms and conditions of the Loan Agreement and Loan Documents are hereby ratified and confirmed and continue unchanged and in full force and effect. All references to the Loan Agreement shall mean the Loan Agreement as modified by this Amendment.

    7.   Collateral. As security for the payment of the Obligations, including without limitations the Loans, and satisfaction by Borrower of all covenants and undertakings contained in the Loan Agreement and the Loan Documents (all as amended, hereby), Borrower reconfirms the prior grant of the security interest in and lien upon and to, all of its right, title and interest in and to the Collateral, whether now owned or hereafter acquired, created or arising and wherever located.

    8.   GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

    9.   CONSENT TO JURISDICTION: BORROWER AND BANK HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE STATE OF DELAWARE IN ANY AND ALL ACTIONS AND PROCEEDINGS WHETHER ARISING HEREUNDER OR UNDER ANY OTHER AGREEMENT OR UNDERTAKING: BORROWER WAIVES ANY OBJECTION TO IMPROPER VENUE AND FORUM NON-CONVENIENS TO PROCEEDINGS IN ANY SUCH COURT AND ALL RIGHTS TO TRANSFER FOR ANY REASON. BORROWER IRREVOCABLY AGREES TO SERVICE OF PROCESS BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED TO THE ADDRESS OF THE APPROPRIATE PARTY SET FORTH HEREIN.

    10.   WAIVER OF JURY TRIAL: BORROWER AND BANK HEREBY WAIVE ANY AND ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION COMMENCED BY OR AGAINST BANK WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO OR UNDER THE LOAN DOCUMENTS, WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

    11.   Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same respective agreement. Signature by facsimile shall bind the parties hereto.

    IN WITNESS WHEREOF, the parties have executed this Amendment the day and year first above written.

BORROWER:	STRATEGIC DIAGNOSTICS INC.

	By:	/s/ ARTHUR A. KOCH, JR
	Name:	ARTHUR A. KOCH, JR
	Title:	VP

BANK:	PNC BANK, DELAWARE

	By:	/s/ CHRISTINE BISHOP
	Name:	CHRISTINE BISHOP
	Title: .	Account mgr

5